Exhibit 3.2

BY-LAWS
OF
ALAMO GROUP INC.
(FORMERLY ALAMO GROUP HOLDINGS INC.)
(A DELAWARE CORPORATION)

Rev 2-14-2014
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i
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ii
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iii
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ARTICLE I

OFFICES
Section 1.    Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 1.    Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.    Annual Meetings. Annual meetings of stockholders, commencing with the year 1988, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect new members of the Board of Directors in accordance with the Certificate of Incorporation and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 3.    Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.
Section 4.    Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President, or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The ability of the stockholders of the Corporation to call a special meeting of stockholders is hereby specifically denied. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
Section 5.    Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.
Section 6.    Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present

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in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 7.    Organization. The Chairman of the Board shall act as chairman of meetings of stockholders of the Corporation. The Board of Directors may designate any other director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, and the Board of Directors may further provide for determining who shall act as chairman of any meeting of stockholders in the absence of the Chairman of the Board and such designee. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
Section 8.    Conduct of Meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. Except to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 9.    Voting.
(a)    Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these By-Laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder

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or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders all matters, except where other provision is made by law, the Certificate of Incorporation, or these By-Laws (including as set forth in subsection (b) below with respect to the election of directors), shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat, a quorum being present.
(b)    (i) Except as otherwise provided in this Section 9(b) of Article II, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 9(b) of Article II, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).
(ii)    Subject to Section 14 of Article II of these By-Laws, in order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, provided that such resignation shall be effective if (A) that person shall not receive a majority of the votes cast in an election that is not a Contested Election and (B) the Board of Directors shall accept that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating/corporate governance committee of the Board of Directors, or such other committee designated by the Board of Directors pursuant to Article III of these By-Laws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results.
(iii)    If the Board of Directors accepts a director’s resignation pursuant to this Section 9(b) of Article II, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Section 5 of Article III of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 2 of Article III of these By-Laws.
(c)    Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

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Section 10.    List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 11.    Inspectors of Votes. At each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.
Section 12.    Actions Without a Meeting. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without such meeting, and the power of the stockholders to consent in writing without a meeting to any action to be taken by them is denied as set forth in the Certificate of Incorporation.
Section 13.    Nature of Business at Meetings of Stockholders.
(a)    General. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s proxy materials with respect to such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the notice procedures set forth in this Section 13. In addition to the other requirements set forth in this Section 13, a stockholder may not transact any business at an annual meeting unless (1) such stockholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation (as defined below) and (2) such business is a proper matter for stockholder action under the General Corporation Law of the State of Delaware, as amended (the “DGCL”). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended

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(such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.
(b)    Timing of Notice. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or (B) the day on which public disclosure of the date of the meeting was made. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(c)    Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each matter each Proposing Party proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of each Proposing Party, (iii)(A) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Proposing Party or any Stockholder Associated Person (as defined below) and (B) any derivative positions held or beneficially held by each Proposing Party and Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any such Proposing Party or any Stockholder Associated Person with respect to shares of the Corporation (which information described in this clause (iii) shall be supplemented by such Proposing Party not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between each Proposing Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Party and any material interest of each Proposing Party and any Stockholder Associated Person in such business; (v) a representation that such Proposing Party intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (vi) a Business Solicitation Representation (as defined below); and (vii) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14 of the Exchange Act or the rules and regulations promulgated thereunder (the “Proxy Rules”).
(d)    Definitions. For purposes of these By-Laws, (i) “Business Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether or not such Proposing Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business or otherwise to solicit proxies from stockholders in support of such proposal; (ii) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (iii) “Stockholder

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Associated Person” shall mean, with respect to any Proposing Party or any Nominating Party (as defined below), (A) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Proposing Party or (B) any member of such Proposing Party’s immediate family sharing the same household.
(e)    Improper Business. No business shall be conducted at the annual meeting of stockholders of the Corporation except business brought before the annual meeting in accordance with the procedures set forth in this Section 13. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to propose business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Section 14.    Nomination of Directors.
(a)    General. Subject to Section 9(b)(ii) of Article II of these By-laws and subject to Section 5 of Article III of these By-laws, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances and except as may otherwise be provided in the Proxy Rules. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (B) who is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in this Section 14. In addition to the other requirements set forth herein, a stockholder may not present a nominee for election at an annual or special meeting unless such stockholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representations made in the Nominee Solicitation Representation (as defined below).
(b)    Timing of Notice. In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (A) ninety (90) days prior to such annual meeting and (B) ten (10) days after the earlier of (1) the day on which notice of the date of the meeting was mailed or (2) the day on which public disclosure of the date of the meeting was made; and (ii) in the

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case of a special meeting of stockholders called for the purpose of electing directors, no more than ten (10) days after the earlier of (A) the day on which notice of the date of the special meeting was mailed or (B) the day on which public disclosure of the date of the special meeting was made. In no event shall an adjournment of an annual or special meeting, or a postponement of such a meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 14 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(c)    Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class or series and number of shares of capital stock (if any) of the Corporation that are owned, directly or indirectly, beneficially or of record by such person; and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors required pursuant to the Proxy Rules; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”) (A) the name and address of each Nominating Party, (B)(1) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Nominating Party or any Stockholder Associated Person and (2) any derivative positions held or beneficially held by each Nominating Party and Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any such Nominating Party or any Stockholder Associated Person with respect to shares of the Corporation (which information described in this clause (ii)(B) shall be supplemented by such Nominating Party not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (C) a description of all arrangements or understandings between each Nominating Party or any Stockholder Associated Person and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made, (D) a representation that such Nominating Party intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) a representation (a “Nominee Solicitation Representation”) as to whether or not such Nominating Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Nominating Party to be sufficient to elect its nominee or nominees or otherwise to solicit proxies from stockholders in support of such nominations and (F) any other information relating to each Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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(d)    Defective Nominations. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Section 15.    Exchange Act. Notwithstanding the provisions of Section 13 and Section 14 above, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in such sections. Nothing in such sections shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (iii) the holders of any series of preferred stock to elect directors under specified circumstances.
ARTICLE III

BOARD OF DIRECTORS
Section 1.    Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or done by the stockholders.
Section 2.    Number, Election and Term of Office. The number of directors that shall constitute the Board of Directors upon the adoption of these By-laws shall be five (5). Thereafter, the number of directors shall be established from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article III, and each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.    Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.    Removal of Directors. Any director may be removed, but only for cause, upon the affirmative vote by written ballot of the holders of two-thirds (2/3) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, given at an annual meeting or at a special meeting of the stockholders called for that purpose.

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Section 5.    Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until his successor is elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director.
MEETINGS OF THE BOARD OF DIRECTORS
Section 6.    Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 7.    Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 8.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 9.    Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on 24 hours’ notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on like notice on the written request of two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.
Section 10.    Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 11.    Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any

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meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.
COMMITTEES OF DIRECTORS
Section 12.    Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the DGCL, the Certificate of Incorporation, and these By-Laws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.
Section 13.    Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.
Section 14.    Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.
Section 15.    Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.
Section 16.    Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the DGCL, the Certificate of Incorporation, and these By-Laws, the powers and authority of the Board of Directors in the management of the business

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and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
Section 17.    Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 18.    Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.
GENERAL
Section 19.    Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.
Section 20.    Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at such meeting.
ARTICLE IV

NOTICES
Section 1.    Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

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Section 2.    Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.
ARTICLE V

OFFICERS
Section 1.    Elected and Appointed Officers. The elected officers of the Corporation shall be a President, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary, and a Treasurer, and, if the Board of Directors so elects, a Chairman of the Board (who shall be a director) and a Controller. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.
Section 2.    Time of Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.
Section 3.    Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.
Section 4.    Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.
Section 5.    Duties of the Chairman of the Board. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors unless he shall be absent and he shall have power to call special meetings of the Board of Directors for any purpose or purposes. He is authorized to make and sign contracts and agreements in the name and on behalf of the Corporation.
Section 6.    Duties of the President. The President shall be the chief executive officer of the Corporation, shall have general and active control of all of its business and shall preside at meetings of its stockholders. He shall have the power to call special meetings of the Board of Directors, and, in the absence of the Chairman of the Board, he shall preside, when present, at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general authority to execute bonds, deeds, contracts and agreements in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority, or under authority of any officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers

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and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these By-Laws.
Section 7.    Duties of Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.
Section 8.    Duties of Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.
Section 9.    Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.
Section 10.    Duties of Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the President, or the Secretary may from time to time prescribe.
Section 11.    Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall

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be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance or Chief Financial Officer, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President, or any such Vice President in charge of finance.
Section 12.    Duties of Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the President, or the Treasurer may from time to time prescribe.
Section 13.    Duties of the Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance or Chief Financial Officer, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President, or any such Vice President in charge of finance or Chief Financial Officer.
Section 14.    Duties of Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the President, or the Controller may from time to time prescribe.
ARTICLE VI

INDEMNIFICATION
Section 1.    Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The

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termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.
Section 2.    Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.    Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
Section 4.    Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
Section 5.    Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined he is entitled to be indemnified by the Corporation as authorized in this Article VI.
Section 6.    Other Rights and Remedies. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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Section 7.    Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.
Section 8.    Mergers. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE VII

CERTIFICATES REPRESENTING STOCK
Section 1.    Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of stock of the Corporation shall be represented by uncertificated shares. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.
Section 2.    Facsimile Signatures. Any of or all the signatures on the certificates (if any) may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Section 3.    New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof,

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require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.
Section 4.    Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated stock or certificated shares (if authorized) shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or, unless otherwise provided in the DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 5.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than 10 or more than 60 days before the date of such meeting or any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 6.    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.
ARTICLE VIII

GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.    Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the

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Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3.    Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
Section 4.    Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.
Section 5.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 6.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.
Section 7.    Forum for Certain Actions, Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these By-Laws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.
ARTICLE IX

AMENDMENTS
These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-Laws be contained in the notice of such special meeting, provided, however, that any such adoption, amendment or repeal of Article II, Section 12, Article III, Sections 2, 4, and 5, Article V, Sections 2 and 3 or this Article IX, or adoption of any provision inconsistent therewith, shall require the affirmative vote of two-thirds (2/3) of the voting power of the outstanding shares of the Common Stock of the Corporation.

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